Exhibit 10.2

AMENDMENT TO ESCROW AGREEMENT

COMES NOW, Biovest International, Inc. (“Biovest”) and Accentia, Inc. (“Accentia”), for good and valuable consideration in hand received, hereby amend the Escrow Agreement between Biovest and Accentia (with Morrison, Cohen, Singer and Weinstein, LLP as Escrow Agent) dated June 16, 2003 (the “Escrow Agreement”) in the following respects effective September 16, 2003:

Paragraph 1.1 (a) (ii) is hereby amended to indicate that:

(A)	the due date for payment of the $2.5 Million Promissory Note and the date of the Second Closing are each revised to September 19, 2003;

(B)	in the event that by 5:00 P.M., New York Time on September 19, 2003 Accentia (1) obtains a written agreement (“Wharburton Agreement”) from Wharburton Property Corp., Bailey Financial Consulting, Inc. and John J. Bailey (collectively, the “Wharburton Parties”) providing for the Wharburton Parties’ agreement to forbear the commencement of any action, arbitration claim or other proceeding against Biovest, whether in law or at equity or otherwise, until October 20, 2003, (2) pays Biovest $600,000 (less any cash amounts paid to the Wharburton Parties in connection with obtaining the Wharburton Agreement) in exchange for Biovest’s agreement to further extend the due date for payment of the $2.5M Promissory Note and the date of the Second Closing, AND (3) pays Morrison Cohen Singer Weinstein, LLP (on Biovest’s behalf) for Biovest’s legal fees of up to $15,000 plus disbursements incurred by Biovest in connection with, among other things, the negotiation, preparation, execution, and delivery of this Amendment, the Amendment to $2.5M Promissory Note contemplated hereby, and the Wharburton Agreement, then the due date for payment of the $2.5 Million Promissory Note, as amended, and the date of the Second Closing shall be further extended to October 16, 2003; and

(C)	the notice under Section 4(2) of the Escrow Agreement sent by Accentia to Escrow Agent on the effective date of this Amendment (“September 16, 2003 Notice”) is hereby withdrawn. In the event that Accentia is unable to obtain the Wharburton Agreement by 11:59 P.M. New York Time on September 18, 2003, then Accentia and Biovest agree to negotiate in good faith during normal business hours up to 5:00 P.M. New York Time on September 19, 2003 for (but are under no obligation to agree to) an extension of the due date of the $2.5M Promissory Note and date of Second Closing to October 16, 2003 and in the event that the parties are unable to agree on any such further extension, notwithstanding the foregoing to the contrary, the

September 16, 2003 Notice shall become effective without further action on the part of Accentia.

Paragraph 1.3 is hereby amended to indicate that the Amendment to the $2.5 Million Promissory Note shall be placed into Escrow.

All references in the Escrow Agreement to the $2.5 Million Promissory Note, and/or satisfaction of that Note, shall be amended and deemed to refer to and include the $2.5 Million Note as amended by Amendment to Promissory Note dated on the date hereof.

It is expressly understood and agreed that all requirements of satisfaction of the Escrow shall remain in full force and effect and the payment dates set forth in the Escrow Agreement (other than the due date of the $2.5M Promissory Note which has been extended pursuant to Amendment to Note dated an even date herewith) shall remain intact.

The remainder of the Escrow Agreement shall remain in full force and effect.

Accentia, Inc.
By: /s/ James A. McNulty
James A. McNulty Chief Financial Officer

Biovest International, Inc.
By: /s/ James A. McNulty
James A. McNulty Chief Financial Officer

Escrow Agent, without prejudice to its rights, entitlements and remedies under that certain $885,538.47 promissory note dated June 16, 2003, hereby acknowledges receipt of this Amendment To Escrow Agreement and agrees to perform its obligations as Escrow Agent in accordance herewith.

MORRISON COHEN SINGER & WEINSTEIN, LLP,

as Escrow Agent
By: /s/ Robert Cohen
Robert Cohen

CONSENT

COMES NOW, Christopher Kyriakides and expressly consents to the foregoing Amendment to Escrow Agreement. This CONSENT is issued in accordance with, and satisfaction of, the requirements of Paragraph 1.6 of the Escrow Agreement dated June 16, 2003, between Biovest, Accentia and Escrow Agent.

By: /s/ Christopher Kyriakides
Christopher Kyriakides

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